UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 30, 2022

SUMMIT NETWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-199108	35-2511257
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

S101-5289 Cambie Street, Vancouver BC Canada V5Z 0J5

(Address of principal executive offices)

+ 1-604-336-5353

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 30, 2022 Future Era Tech, Inc. (“FET”), a corporation incorporated and existing under the laws of British Columbia entered into a contract with Summit Networks, Inc. (trading in the OTC Markets under the symbol “SNTW”), a corporation incorporated under the laws of the State of Nevada. Under the terms of the Agreement, FET will acquire 5,000,000 shares of common stock of SNTW for $200,000.00. FET will then manage the business of Sumnet (Canada), Inc. (“Sumnet”), a Canadian corporation and a wholly owned subsidiary of SNTW. Sumnet is in the business of designing and selling clean energy equipment, such as flameless heaters and boilers. These products will be sold to the commercial and residential markets located primarily in Asia and Europe. In the first two quarters after the date of the Agreement, if Sumnet reaches a profit equal to 50% of the annual standard profits ($750,000), FET will be granted a position on SNTW’s board of directors. In addition, if FET reaches the annual standard profit for 2 consecutive years, FET will be entitled to obtain additional SNTW shares at $0.04 per share and FET will then be able to purchase control of SNTW. If FET fails to achieve the profitability targets for two consecutive years FET will lose the rights to acquire these additional shares, but will retain its management position.

Certain statements contained in this current report on Form 8-K are forward-looking statements and are based on future expectations, plans and prospects for SNTW’s business and operations and involve a number of risks. SNTW’s forward-looking statements are made as of the date hereof and SNTW disclaims any duty to supplement, update or revise such statements on a going forward basis, whether as a result of subsequent developments, change of expectations or otherwise. In connection with the “Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995”, SNTW is identifying certain forward-looking statements in this report regarding among other things, sales and the acceptance of products in the marketplace. Actual results may differ materially from those contained in the forward-looking statements. Important factors that could cause further events or results to vary from those addressed in those forward-looking statements include that limitations, risks and uncertainties arising from the ability of SNTW to make sales; unanticipated or unfavorable regulatory matters; general economic conditions in Hong Kong or China; and other risk factors discussed in SNTW’s other filings made from time to time with the United States Securities and Exchange Commission.

ITEM 3.02 UNREGISTERED SALES OF SECURITIES

On November 30, 2022 SNTW entered into an Agreement (as discussed more specifically above) to issue 5,000,000 shares of its common stock for $200,000.00. These shares will be issued pursuant to an exemption for registration provided by Section 4(2) of the Securities Act of 1933. This was not a public offering as defined in Section 4(2) due to the limited number of persons that received the shares, and the manner of the issuance. In addition, the transferee of the common stock represented that they had the necessary investment intent as required by Section 4(2) and agreed to receive share certificates or book entry shares containing a legend that stated the securities are restricted pursuant to Rule 144 of the Securities Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description
10.01	General Agreement of Cooperation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Summit Networks Inc.

Date: December 5, 2022	By:	/s/ Shuhua Liu
Shuhua Liu
President
(Principal Executive Officer)